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                                                                    EXHIBIT 10.3

                             AMENDED AND RESTATED
                           SPAGHETTI WAREHOUSE, INC.
                          1992 BONUS STOCK OPTION PLAN


     1.   PURPOSE.

     The purpose of this Plan is to advance the interests of Spaghetti Warehouse, Inc. (the "Company") and its Subsidiaries by providing additional incentives to certain key employees of the Company, and the Directors of the Company who are not also employees, to own stock of the Company and thereby increase the sense of proprietorship, and to stimulate the active interest of such persons in the development and financial success of the Company, by granting such persons the right to take, in the case of Directors, their annual retainer, and in the case of employees who are entitled to receive amounts under the Company's bonus plan, up to 50% of their bonus in the form of nonqualified options to acquire common stock of the Company.


     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

          (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b) "BONUS" shall mean the amount to which an Eligible Person (as hereafter defined) shall be entitled under the Company's bonus plan with respect to the Plan Year of reference.

          (c) "COMMITTEE" shall mean the stock option committee appointed by the Board pursuant to Section 17 hereof.

          (d) "DATE OF GRANT" shall mean (i) in the case of Options granted to Nonemployee Directors with respect to the Plan Year of reference, the date of the annual meeting of the Company during such Plan Year at which they are elected as Directors, and (ii) in the case of Options granted to an Employee, the date on which such Employee is awarded the Bonus which determines the amount of such Employee's Deferred Bonus and thus the Shares subject to such Employee's Option; provided, in each case, that such Option is be reduced to writing and delivered to the Optionee with a reasonable period of time subsequent to the Date of Grant.

          (e) "DEFERRED BONUS" shall mean the percentage, not to exceed fifty percent (50%), of an Eligible Person's Bonus which the Eligible Person properly Elects to receive in the form of an Option.

          (f)  "DIRECTOR" shall mean a member of the Board.

          (g) "DIRECTOR FEES" shall mean the annual retainer (but not the meeting fees or hourly fees) payable to each Nonemployee Director.

          (h) "DISINTERESTED PERSON" shall mean one who is not during the one year prior to service as an a member of the Committee, or during such service, granted or awarded Shares or stock options or other rights convertible into Shares under the Plan or any other plan of the Company, except participation in the Plan or any other plans of the Company as allowed pursuant to Rule 16b-3(c)(2)(ii) that do not disqualify such person from being a disinterested person.

          (i) "ELECT" shall mean an Eligible Person's filing of a timely Election Form with the Committee electing to receive an Option hereunder.

          (j) "ELECTION FORM" shall mean the form on which an Eligible Person shall be entitled to elect to receive an Option in lieu of Director Fees, or Deferred Bonus, as the case may be.

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          (k)  "ELECTION PERIOD" shall mean, with respect to the Bonus payable with respect to the Plan Year of reference, (i) with respect to (x) the Plan Year ending in 1993, and (y) the Plan Year in which the Employee is first employed (or reemployed) the one month anniversary of the date of such Employee's receipt of written notification that such Employee has been designated as an Eligible Person with respect to such Plan Year and related Bonus, and (ii) with respect to Plan Years not described in (i) with respect to the Employee of reference, the period ending on the day before the first day of such Plan Year.

          (l) "ELIGIBLE PERSON(S)" shall mean those persons who are described in Section 4.

          (m) "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

          (n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (o) "EMPLOYEE" shall mean those persons who are full-time employees of the Company, who are full-time employees of any Subsidiary or who are consultants to the Company or any Subsidiary under terms pursuant to which such person receives a specified fixed monthly retainer.

          (p) "FAIR MARKET VALUE" of a Share on a particular date shall be the closing price of Stock on such date (or, if such date is not a business day, then on the next preceding business day), which shall be (i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board.

          (q) "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (r) "NONEMPLOYEE DIRECTOR" shall mean each Director who is not an Employee at the time of reference.

          (s) "OPTION" (when capitalized) shall mean any Option granted under this Plan.

          (t) "OPTIONEE" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          (u) "OPTION PRICE" shall mean the amount per Share which is required to exercise an Option with respect to such Share, as determined under
     Section 8.

          (v) "PLAN" shall mean this Spaghetti Warehouse, Inc. 1992 Bonus Stock Option Plan.

          (w)  "PLAN YEAR" shall mean the fiscal year of the Company.

          (x)   "SHARE(S)" shall mean a share or shares of Stock.

          (y) "STOCK" shall mean the Company's common stock, $0.01 par value per share.

          (z) "SPREAD" shall mean, for each Option, the difference between the aggregate Option Price of all Shares subject to such Option, and the aggregate Fair Market Value, on the Date of Grant, of all of the Shares subject to such Option.

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          (aa) "SUBSIDIARY" shall mean any corporation (other than the Company)
     in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


     3.   TOTAL AGGREGATE SHARES.

     Subject to adjustments provided in Section 14 hereof, a total of 100,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be subjected to an Option under the Plan.


     4.   SELECTION OF ELIGIBLE PERSONS.

     (a) Each Nonemployee Director who has made a timely Election shall be an Eligible Person with respect to each Plan Year.

     (b) Except as provided in subsection (c), on the date of the quarterly meeting of the of the Board occurring in August of 1992 with respect to the Plan Year ending in 1993, and prior to each subsequent Plan Year, the Board shall have the right to designate those Employees who will be Eligible Persons with respect to such Plan Year. Without limiting the generality of the foregoing, the Board may designate Eligible Persons by name, by position, or by a combination of such means, and may adopt procedures which automatically designate Eligible Persons with respect to more than one Plan Year; provided, however, that any one or more designations of Eligible Persons may be terminated by the Board at any time prior to the first day of the Plan Year to which they relate.

     (c) For a period of thirty days after the date of employment, the Board, or the Committee if such authority is delegated by the Board, shall have the right to designate such new Employee as an Eligible Person with respect to Plan Year in which such Employee's employment commences.

     (d) Designation as an Eligible Person shall not confer upon any Employee or class of Employees the right to receive a Bonus, and the grant of such Bonus shall remain entirely within the sole discretion of the Board.


     5.   RULE 16b-3 PLAN AND SHAREHOLDER APPROVAL.

     The Company intends for this Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Plan and any Options shall terminate and become null and void unless this Plan is approved at or before the next Annual Meeting of Shareholders of the Company by shareholders of the Company owning a majority of the issued and outstanding shares of Stock represented at such Annual Meeting.


     6.   CONDITIONS RELATING TO GRANT OF OPTIONS.

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     (a)  Options shall be granted only to Eligible Persons.

     (b) An Option granted to a Nonemployee Director under this Plan shall be in lieu of such Nonemployee Director's Director Fees.

     (c) An Option granted to an Employee under this Plan shall be in lieu of paying such Employee's Deferred Bonus in cash.

     (d) Each Option shall be evidenced by an option agreement which may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan .

     (e) The Options granted to Employees under this Plan shall be in addition to regular salaries, Bonus, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries.

     (f) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director, or remain in the employ of the Company, as the case may be.

     (g) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.


     7.   DESCRIPTION OF OPTIONS.

     (a) An Option granted hereunder shall be a nonqualified option, i.e. shall not be an incentive stock option as defined in the Internal Revenue Code.

     (b) In the case of a Nonemployee Director, each Option shall have a Spread equal to such Nonemployee Director's Directors Fees for the one year period which commences on the Date of Grant.

     (c) In the case of an Employee, each Option shall have a Spread equal to such Employee's Deferred Bonus with respect to the Plan Year preceding the Date of Grant.


     8.   OPTION PRICE.

     The Option Price per Share of each Share subject to an Option shall be fifty percent of the Fair Market Value of a Share on the Date of Grant of such Option.


     9.   ELECTION.

     (a) Each Nonemployee Director on the effective date of the Plan shall be entitled, on or before the date on which this Plan is adopted, to irrevocably Elect, by notifying the Board (which notification shall be acknowledged to the Committee in writing within 30 days after such notification), that, so long as he shall be a Nonemployee Director and the Plan shall permit him to receive an Option, he shall irrevocably waive his right to receive any portion of his Director Fees in cash and, instead, receive an Option.

     (b) Each person who becomes a Nonemployee Director after the effective date of the Plan shall be entitled, on or before the last day of the month in which he becomes a Nonemployee Director, to irrevocably Elect, by filing an Election Form with the Committee, that, so long as he shall be a Nonemployee Director and the Plan shall permit him to receive an Option, he shall irrevocably waive his right to receive any portion of his Fees in cash and, instead, receive an Option.

     (c) Each Eligible Person, by filing an Election Form with the Committee before the expiration of the Election Period with respect to such Plan Year, shall be entitled to Elect the amount of his Deferred Bonus for

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such Plan Year, which Election will result in such Eligible Person receiving an
Option in lieu of a payment of his Deferred Bonus in cash.

     (c) The Election Form filed with the Committee by a Nonemployee Director shall be irrevocable when filed, and the Election Form filed by an Employee with respect to any Plan Year may be changed, or totally terminated, at any time during the Election Period with respect to such Plan Year, by filing a subsequent Election Form with the Committee, but after the last day of the Election Period with respect to such Plan Year the Election, if any, which is on file with the Committee shall be irrevocable.


     10.  REDUCTION IN SHARES SUBJECT TO OPTIONS.

     In the event there are insufficient Shares reserved under the Plan to grant Options to all of the Eligible Persons with respect to a Plan Year, then (i) the Committee shall grant full Options to the Nonemployee Directors (or if there are insufficient Shares for such purpose, then shall apply the procedure described in (ii) to the Nonemployee Directors as a class), and (ii) the Committee shall make a prorata reduction in the Shares which otherwise would be subject to the Options of each Eligible Employee and shall pay, in cash, to each Eligible Person the difference between the actual Spread on such Eligible Person's adjusted Option, and such Eligible Person's Deferred Bonus.


     11.  VESTING SCHEDULE.

     All Options granted hereunder shall be 100% vested and nonforfeitable at all times.


     12.  TERMINATION OF OPTION PERIOD.

     (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

          (i) the first anniversary of the date on which (x) an Optionee who is an Employee on the Date of Grant ceases to be an Employee, except that if the Optionee terminates employment prior to the tenth (10th) anniversary of the Date of Grant by reason of retirement, then this subpart (i) shall not apply, or (y) the Optionee who is a Nonemployee Director on the Date of Grant ceases to be a Director; or

          (ii) the tenth (10th) anniversary of the Date of Grant of such Option.

For purposes of this subparagraph (a), "retirement" shall mean the Employee's voluntary termination of employment after age 50 and without entering into an employment type relationship with a business entity in the restaurant industry for a period of 180 days after his termination of employment with the Company, compliance with such requirement to be determined by the Committee in its sole discretion.

     (b) The Board in its sole discretion may, by giving written notice to an Optionee ("Cancellation Notice"), cancel, effective upon the date of the consummation of any corporate transaction described in subsection 14(d)(i),(iv) and (v) hereof, any portion of this Option which remains unexercised on such date. Such cancellation notice shall be given to Optionee at least sixty (60) days prior to the date of cancellation.


     13.  EXERCISE OF OPTIONS.

     (a) An Option shall not be exercisable prior to the six month anniversary of the Date of Grant of such Option. After the six month anniversary of the Date of Grant of an Option such Option may be exercised at any time and from time to time during the term of such Option, in whole or in part.

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     (b)  Options may be exercised (i) during the Optionee's lifetime, solely by the Optionee, or (ii) after Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

     (c) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable option agreement, (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been tendered to the Company, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

     (d) The Option Price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check (if approved by the Board), or, at the option of the Optionee, in Stock owned by such Optionee (or by a combination of the above). For purposes of determining the amount, if any, of the Option Price satisfied by payment in Stock, such Stock shall be valued at its Fair Market Value on the date of exercise. Any Stock tendered in satisfaction of all or a portion of the Option Price shall be appropriately endorsed for transfer and assignment to the Company.

     (e) The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of this Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.


     14.  ADJUSTMENTS.

     (a) If at any time while any unexercised portion of an Option is outstanding there shall be an increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the Option Price per Share subject to such outstanding portion of each Option and the number of Shares reserved for issuance under the Plan not subject to Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate Option Price.

     (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity) and (ii) any other notes, evidences of indebtedness or other property, that Optionee would have received in connection with such merger, consolidation or other reorganization had Optionee exercised such Option with respect to such Shares immediately prior to such merger, consolidation or other reorganization.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Option Price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

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     15.  TRANSFERABILITY OF OPTIONS.

     Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will and the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order as defined in the Internal Revenue Code. So long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise the Option.


     16.  ISSUANCE OF SHARES.

     As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

          (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the shares and are endorsed upon the Share certificates.

     17.  ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by a stock option committee (herein called the "Committee") consisting of not less than two (2) Directors each of whom is a Disinterested Person. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or
(ii) without a meeting by the written approval of a majority of the members of the Committee.


     18.  INTERPRETATION.

     (a) If any provision of the Plan should be held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b)  THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

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     19.  AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THIS PLAN.

     For the purpose of complying with changes in the Internal Revenue Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding, to (i) increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for adjustments pursuant to Section 14 of the Plan), (ii) increase materially the benefits accruing to Optionees under the Plan, or (iii) modify materially the requirements as to eligibility for participation in the Plan.


     20.  GOVERNMENT REGULATIONS.

     The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.


     21.  EFFECTIVE DATE AND TERMINATION OF PLAN.

     The Plan is effective as of August 20, 1992, the date on which the Board approved the Plan. The Plan shall terminate on its tenth anniversary, subject to early termination by the Board pursuant to Section 19 of the Plan.



                              SPAGHETTI WAREHOUSE, INC.



                              By:  /s/ ROBERT E. BODNAR
                                   --------------------------------


                              Date: September 17, 1998
                                    ------------------

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